UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

RECRUITER.COM GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-40563	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices, including zip code)

(855) 931-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Common Stock Purchase Warrants	RCRT RCRTW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 18, 2021, Recruiter.com Group Inc., (the “Company”), held a Special Meeting of its stockholders (the “Special Meeting”), at 11 a.m. Eastern Time, at the Company’s New York office, located at 500 Seventh Avenue, New York, NY 10018. At the Special Meeting, the Company’s stockholders voted on one proposal that was presented to them in connection with the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), which was included as Annex A to, and described in more detail in, the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2021 (the “Proxy Statement”). The 2021 Plan has been previously authorized and recommended to be submitted to the stockholders for their approval by both the Company's board of directors as well as the board of directors’ compensation committee.

Only stockholders of record as of the close of business on July 12, 2021, the record date for the Special Meeting, were entitled to vote at the Special Meeting (the “Record Date”). As of the Record Date, there were (i) 13,551,878 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company and (ii) 86,000 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) of the Company, outstanding. Each share of the Company’s Common Stock represented one vote on the matters came before the Special Meeting. The holders of Preferred Stock were entitled to vote on all matters submitted to stockholders of the Company and were entitled to the number of votes for each share of Preferred Stock owned as of the Record Date equal to the number of shares of Common Stock such shares of Preferred Stock were convertible into at such time, subject to the limitation on the beneficial ownership set forth in the Certificate of Designation of Preferred Stock of 4.99% or 9.99%, to the extent the 4.99% limitation has been waived by the holder. As of the Record Date, the Preferred Stock equaled 430,000 votes. As of the Record Date, there were a total of 13,981,878 votes that were entitled to vote on the proposal that came before the Special Meeting.

At the Special Meeting, there were 6,262,621 shares of Common Stock represented and voted by proxy or in person, which constituted a quorum (the 6,262,621 votes represented equaled approximately 45% of the outstanding voting stock). No shares of Preferred Stock were represented at the Special Meeting.

The final results for the proposal to approve the Company’s 2021 Plan, which was submitted to a vote of stockholders at the Special Meeting were as follows:

Proposal 1: Approval of the Company’s 2021 Plan. The stockholders approved the Company’s 2021 Plan, as recommended by the Company's board of directors:

For	Against	Abstentions
6,056,127	136,868	69,625

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECRUITER.COM GROUP, INC.

Dated: August 24, 2021	By:	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer

3